SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 21, 2003


                    FEDERATED PREMIER MUNICIPAL INCOME FUND
                   (Exact name of registrant as specified in its charter)


              Delaware             001-31562           47-0896539
    (State or other jurisdiction  (Commission         (IRS Employer
          of incorporation)      File Number)      Identification No.)




              5800 Corporate Drive
            Pittsburgh, Pennsylvania                   15237-7000
    (Address of Principal Executive Offices)           (Zip Code)


Registrant's telephone number, including area code:   (800) 341-7400



Item 9.  Regulation FD Disclosure.

      The following information is furnished pursuant to Item 9 of Form 8-K :

     Following is information that may be made publicly available on or after March 21, 2003.

Overview
Information as of 3/18/03 unless otherwise noted.

Objective

Current income exempt from federal income tax, including the alternative minimum tax (AMT)

Recommended Benchmark
Lehman Brothers Municipal Bond Index

Pricing
Market Price $14.41 (Source: Bloomberg)
Daily NAV $14.53

Portfolio Managers
Mary Jo Ochson, CFA - Began Managing Fund: 12/02
Lee R. Cunningham, II - Began Managing Fund: 12/02
R.J. Gallo - Began Managing Fund: 12/02

Fund History
NYSE Ticker FMN
CUSIP 31423P108
Inception 12/20/02
Inception NAV $14.33
Inception Share Price $15.00

Yield (%)
Current Yield based on Market Price 6.97
Current Yield based on NAV 6.92
Taxable Equivalent Market Yield* 11.35

Dividends
Paid Monthly
Record Date: 23rd or the preceding business day of the month
3/03 $0.08375
2/03 $0.08375

Investment Concentration
Long-term municipal securities

Portfolio Assets
$142.5 million


Portfolio Profile
Weighted Average Effective Maturity 12.57 Years
Weighted Average Effective Duration 13.02 Years to Common
Weighted Average Effective Duration** 8.10 Years of Gross Assets
Weighted Average Quality Aa2/AA (Rated Only)
Number of Securities 77


Commentary

Information as of 3/18/03 unless otherwise noted.

Portfolio Manager Commentary
Milestones
On December 19, 2002, the Fund issued 6,106,981 Common Shares.

     On February 18, 2003, the Fund issued $53,675,000 auction market preferred shares (AMPS). The preferred shares received ratings of AAA from Fitch and Aaa from Moody's. On February 10, 2003, the Fund declared its initial Common Share dividend of $0.08375 per share. Dividends are payable monthly. This represents a yield of 6.70% based upon the initial offering price of $15.00.

Fund Performance

     The fund's initial NAV was $14.34, after netting out offering costs. By March 18, 2003 the NAV had risen to $14.53, a gain of 1.32%. The market price has fallen to $14.41, a discount of 0.83%. At this price, the market yield is 6.97% and the yield based upon NAV is 6.92%.

     The fund has traded at both a discount and premium to its NAV. The widest discount was 5.02% (February 21), and the largest post-support premium was 1.71% (March 7). Average trading volume since February 1 has been 8,177 Common Shares per day.

Municipal Market

     Since the common share offering, the municipal market has performed well. After falling through the end of December and then rising in early January, rates fell steadily until last week when they began to rise. According to Municipal Market Data, from December 19, 2002 to March 18, 2003, the yield on 30-year AAA-rated municipal bonds fell 9 basis points from 4.84% to 4.75%. The low was 4.63% on March 12.

     According to the Lehman Brothers Aggregate Municipal Bond Index, the best performing segment of the yield curve year-to-date in 2003 has been the 10- and 15-year range. The best performing sector has been hospitals, which represents 18% of the fund's assets. Issuance of long-term municipal bonds remains strong. According to The Bond Buyer total issuance was $52.3 billion during the first two months of 2003 vs. $42.6 billion for the same period last year. Forecasts call for 2003 issuance to fall short of the record levels of 2002, but remain strong compared to recent years.

     Demand levels have matched supply as all players - retail, funds, insurers, and arbitrageurs - have shown their presence. Demand has been much stronger in the intermediate and short segments of the curve.

Investment Strategy

     Our investment activities have concentrated on getting the proceeds fully invested. We have purchased 77 securities, and the fund no longer has any cash positions. Going forward our efforts will center on fine-tuning the profile of the fund, consistent with its policies and strategies. In particular we expect to increase our holdings of securities that are rated BBB or lower (including non-rated securities). So far we have filled about half of our 20% non-investment-grade basket.

Federated Premier Municipal Income Fund (FMN)

Performance/Portfolio Composition
Information as of 3/18/03 unless otherwise noted.

Cumulative Annual Total Return (%)
                        1 month     Since Inception
Share Price                    3.68        -3.37
NAV (based on $15.00) 1.79          -2.57
NAV (based on $14.33) 1.85            1.99

Sector Breakdown (Top Six)
Total % of Portfolio: 89.84%
Insured           48.39
Hospital          18.27
Lifecare          6.98
General Obligation      6.51
Tobacco           4.89
Industrial Revenue      4.80

Premium/Discount of Market Price to NAV
0.83% Discount

Quality Breakdown (%)
AAA               48.53
AA/A              22.42
BBB               18.60
BB/B/Non Rated    10.45

Top Ten Holdings
Total % of Portfolio: 27.02%
North Carolina Municipal Power                  3.02%
Agency No. 1

Jefferson County, Al Sewer                       2.95%

*North Central TX, HFDC                    2.93%

Florida State Department of Transportation,           2.89%
UT GO Bonds

*Wisconsin State HEFA, Ministry                 2.88%
Health Care

*Florida Municipal Loan Council                 2.88%

*Seattle, WA Municipal Light and Power          2.81%

*Commonwealth of Massachusetts                  2.27%

*Wichita, KS Water & Sewer Utility              2.22%
*California State Public Works Board            2.17%
*Insured

Preferred Share Ratings
Moody's Aaa
Fitch AAA
Face Value of Preferred Shares $53,675,000



     *Taxable Equivalent Market Yields - In calculating these yields, the market yield is divided by (1 minus the applicable tax rate). The maximum federal tax rate (38.6%) is used when calculating the taxable equivalent market yield. Federal Tax Rates are based on the 2003 rates as stated in the Economic Growth and Tax Relief Reconciliation Act of 2001.

     **Duration is a measure of a security's price sensitivity to changes in interest rates. Securities with longer durations are more sensitive to changes in interest rates than securities of shorter durations.

     The Fund is a closed-end fund.Unlike open-end funds, closed-end funds are not continually offered.There is a one-time public offering and once issued, shares of closed-end funds are bought and sold in the open market.Consequently, shares of closed-end funds may trade at, above or below their net asset values ("NAV"). If a closed-end fund's shares trade at a price below their NAV, they are said to be trading at a "discount." Conversely, if a closed-end fund's shares trade at a price above their NAV, they are said to be trading at a "premium." Shares of closed-end funds frequently trade at a discount.

     The Fund offers Common Shares and Preferred Shares. The Daily NAV, Yield, Dividends, Fund History and Annual Return information provided herein relate to Common Shares only.Unlike Preferred Shares, Common Shares are not rated.

     The Fund's issuance of Preferred Shares creates leverage risks for holders of Common Shares.Two major types of risks created by leverage include: (1) the likelihood of greater volatility of NAV and market price of Common Shares, because changes in the value of the Fund's portfolio securities are borne entirely by holders of Common Shares; and (2) the possibility either that income available for Common Share dividends will fall if the Preferred Shares dividend rate rises, or that income available for Common Shares dividends will fluctuate because the Preferred Shares dividend rate varies.

     The Fund invests in high-yield, lower-rated securities that generally entail greater market, credit and liquidity risks than investment grade securities.

     Please refer to the Fund's prospectus for more information on the risks associated with an investment in the Fund.

Income may be subject to state and local taxes.

     Past performance is no guarantee of future results. Investment return, price, yields, and NAV will fluctuate. Total returns of less than 1 year are cumulative.

Portfolio composition is subject to change.

     Credit ratings pertain only to the securities in the Fund's portfolio and do not protect Fund shares against market risk.

     For additional information, including definitions of related terms and indexes, see the Financial Glossary and Benchmark Index Glossary.

     The fund's Common Shares are only available for purchase and sale on the New York Stock Exchange at the current market price. Common shares may trade at a discount to NAV. Consult your investment professional for further information.

NOT FDIC INSURED  -  MAY LOSE VALUE  -  NO BANK GUARANTEE









                                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      FEDERATED PREMIER MUNICIPAL INCOME FUND
                                      (Registrant)



                                      By /s/ Mary Jo Ochson
                                      Mary Jo Ochson
                                      Vice President


Date:  March 21, 2003